Exhibit 5.1



                   [Wachtell, Lipton, Rosen & Katz Letterhead]

                                 August 8, 2003


InterActiveCorp
152 West 57th Street
New York, New York  10019

         Re:     Post-Effective Amendment No. 1 on Form S-8
                 to Registration Statement on Form S-4 (File No. 333-105876)
                 ___________________________________________________________

Ladies and Gentlemen:

                  We have acted as special counsel to InterActiveCorp, a Delaware corporation (the "Company"), in connection with the preparation and filing of Post-Effective Amendment No. 1 on Form S-8 (the "Post-Effective Amendment") to the registration statement on Form S-4 (File No. 333-105876) of IAC (as amended, the "Registration Statement") relating to up to 3,419,514 shares of common stock, par value $0.01 per share (the "Common Stock"), of the Company issuable by the Company pursuant to the Amended and Restated 2001 Stock Incentive Plan of LendingTree, Inc., the Amended and Restated 1999 Stock Incentive Plan of LendingTree, Inc., the 1998 Stock Option Plan of LendingTree, Inc. and the 1997 Stock Option Plan of CreditSource USA, Inc., formerly known as Lewisburg Ventures, Inc. (collectively, the "Plans").

                  In rendering this opinion, we have examined such corporate records and other documents (including the Company's amended and restated certificate of incorporation, as amended, amended and restated bylaws, the Registration Statement and the Plans), and we have reviewed such matters of law, as we have deemed necessary or appropriate. In rendering this opinion, we have, with your consent, relied upon oral and written representations of officers of the Company and certificates of officers of the Company and public officials with respect to the accuracy of the factual matters addressed in such representations and certificates. In addition, in rendering this opinion we have, with your consent, assumed the genuineness of all signatures or instruments relied upon by us, and the conformity of certified copies submitted to us with the original documents to which such certified copies relate.

                  We are members of the Bar of the State of New York and we express no opinion as to the laws of any jurisdiction other than the federal laws of the United States, the General Corporation Law of the State of Delaware and the laws of the State of New York.

                  Based on and subject to the foregoing, we are of the opinion that the Common Stock will be, upon issuance and delivery pursuant to the terms and conditions set forth in the Registration Statement and the Plans, legally issued, fully paid and nonassessable.

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[Wachtell, Lipton, Rosen & Katz Letterhead]
August 8, 2003
Page 2


                  We hereby consent to be named in the Registration Statement and in the related prospectus contained therein as the attorneys who passed upon the legality of the Common Stock and to the filing of a copy of this opinion as
Exhibit 5.1 to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                                              Very truly yours,

                                              /s/ Wachtell, Lipton, Rosen & Katz